UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

WHERE FOOD COMES FROM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation)	333-133634 (Commission File Number)	43-1802805 (I.R.S. Employer Identification No.)

202 6th Street, Suite 400
Castle Rock, Colorado		80104
(Address of Principal Executive Offices)		(Zip Code)

(303) 895-3002
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 2.02	Results of Operations and Financial Condition

Reference is made to the Where Food Comes From, Inc. (the “Company”) press release on May 14, 2019 and conference call transcript, attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein (including, without limitation, the information set forth in the cautionary statement contained in the press release and conference call transcript), relating to the Company’s financial results for the first quarter ended March 31, 2019.

Item 5.07	Submission of Matters to a Vote of Shareholders

On May 13, 2019, the Company held its 2019 Annual Meeting of Stockholders. Each proposal subject to a vote at the 2019 Annual Meeting was described in detail in the Company’s 2019 Proxy Statement. With respect to each of the proposals the Company’s stockholders voted as indicated below.

1. Election of Directors	For	Withheld
● John Saunders	15,531,754	33,949
● Leann Saunders	15,530,454	35,249
● Peter C. Lapaseotes, Jr.	15,549,541	16,162
● Adam Larson	15,550,841	14,862
● Dr. Gary Smith	15,492,541	73,162
● Robert Van Schoick II	15,380,204	185,499
● Tom Heinen	15,525,841	39,862
● Graeme P. Rein	15,550,841	14,862
● Michael D. Smith	15,550,841	14,862

	For	Against	Abstain
2. Grant the Board of Directors discretionary authority to effectuate a Reverse Stock Split	15,738,700	134,365	31,200

	For	Against	Abstain
3. Ratification of Crowe, LLP as the 2019 independent registered public accounting firm	15,804,569	7,500	92,196

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued and dated May 14, 2019

99.2	Transcript for May 14, 2019 conference call

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHERE FOOD COMES FROM, INC. (Registrant)
	By:	/s/ Dannette Henning
Date: May 16, 2019		Dannette Henning
Chief Financial Officer